Exhibit 10.27

EXECUTION VERSION

SEVENTH AMENDMENT AND JOINDER TO THIRD AMENDED, RESTATED AND CONSOLIDATED REVOLVING CREDIT AND SECURITY AGREEMENT

This Seventh Amendment and Joinder to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement (this “Amendment”) is made this 6th day of December, 2022 by and among GPM Investments, LLC, a Delaware limited liability company (“GPM”), GPM1, LLC, a Delaware limited liability company (“GPM1”), GPM2, LLC, a Delaware limited liability company (“GPM2”), GPM3, LLC, a Delaware limited liability company (“GPM3”), GPM4, LLC, a Delaware limited liability company (“GPM4”), GPM5, LLC, a Delaware limited liability company (“GPM5”), GPM6, LLC, a Delaware limited liability company (“GPM6”), GPM8, LLC, a Delaware limited liability company (“GPM8”), GPM9, LLC, a Delaware limited liability company (“GPM9”), GPM Southeast, LLC, a Delaware limited liability company (“GPM Southeast”), E CIG Licensing, LLC, a Delaware limited liability company (“E CIG”), GPM Midwest, LLC, a Delaware limited liability company (“GPM Midwest”), GPM Midwest 18, LLC, a Delaware limited liability company (“GPM Midwest 18, LLC”), GPM Apple, LLC, a Delaware limited liability company (“GPM Apple”), Florida Convenience Stores, LLC, a Delaware limited liability company (“Florida Convenience Stores”), Village Pantries Merger Sub, LLC, a Delaware limited liability company (“Village Pantries Merger”), Village Pantry Specialty Holding, LLC, a Delaware limited liability company (“Village Pantry Specialty”), Marsh Village Pantries, LLC, an Indiana limited liability company (“Marsh”), Village Pantry, LLC, an Indiana limited liability company (“Village Pantry”), Mundy Realty, LLC, an Indiana limited liability company (“Mundy”), ViVa Pantry & Petro Operations, LLC, a Delaware limited liability company (“ViVa”), Village Variety Store Operations, LLC, a Delaware limited liability company (“Village Variety”), Next Door Group, LLC, a Delaware limited liability company (“Next Door Group”), Pantry Property, LLC, an Indiana limited liability company (“Pantry Property”), Next Door RE Property, LLC, a Delaware limited liability company (“Next Door RE”), Colonial Pantry Holdings, LLC, a Delaware limited liability company (“Colonial”), Admiral Real Estate I, LLC, a Delaware limited liability company (“Admiral Real Estate”), GPM Empire, LLC, a Delaware limited liability company (“GPM Empire”), GPM RE, LLC, a Delaware limited liability company (“GPM RE”), GPM Gas Mart Realty Co, LLC, a Delaware limited liability company (“GPM Gas Mart”), GPM Transportation Company, LLC, a Delaware limited liability company (“GPM Transportation Company”, and together with GPM, GPM1, GPM2, GPM3, GPM4, GPM5, GPM6, GPM8, GPM9, GPM Southeast, E CIG, GPM Midwest, GPM Midwest 18, GPM Apple, Florida Convenience Stores, Village Pantries Merger, Village Pantry Specialty, Marsh, Village Pantry, Mundy, ViVa, Village Variety, Next Door Group, Pantry Property, Next Door RE, Colonial, Admiral Real Estate, GPM Empire, GPM RE and GPM Gas Mart, collectively, the “Existing Borrowers” and each an “Existing Borrower”), Pride Convenience Holdings, LLC, a Delaware limited liability company (“Pride Holdings”), Pride Management, LLC, a Delaware limited liability company (“Pride Management”), Pride Operating, LLC, a Delaware limited liability company (“Pride Operating”), Pride Logistics,

LLC, a Delaware limited liability company (“Pride Logistics”, and together with Pride Holdings, Pride Management and Pride Operating, collectively, the “Joining Borrowers” and each a “Joining Borrower”, and together with Existing Borrowers and any other Person joined as a borrower to the Loan Agreement (as defined below) from time to time, collectively, the “Borrowers” and each a “Borrower”), the financial institutions which are now or which hereafter become a party to the Loan Agreement (collectively, the “Lenders” and each individually a “Lender”) and PNC Bank, National Association (“PNC”), as agent for the Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.
The Existing Borrowers, the Lenders and Agent are parties to that certain Third Amended, Restated and Consolidated Revolving Credit and Security Agreement dated as of February 28, 2020 (as amended, restated, amended and restated or otherwise modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”), which reflects certain financing arrangements among them. The Loan Agreement and all other documents executed in connection therewith are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. In the case of a direct conflict between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions hereof shall prevail.

B.
Borrowers have requested, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to (i) modify certain definitions, terms and conditions in the Loan Agreement and (ii) join each Joining Borrower as a joint and several co-borrower under the Loan Agreement.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.
Joinder.
(a)
Upon the Effective Date (as defined below), each Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a Borrower under the Loan Agreement and the Other Documents. All references to Borrower or Borrowers contained in the Loan Agreement and Other Documents are hereby deemed for all purposes to also refer to and include each Joining Borrower as a Borrower and each Joining Borrower hereby agrees to comply with all terms and conditions of the Loan Agreement and the Other Documents as if such Joining Borrower were an original signatory thereto.
(b)
Without limiting the generality of the provisions of 1(a) above, each Joining Borrower hereby becomes liable on a joint and several basis, along with all other Borrowers, for all Advances made by Lenders under the Loan Agreement and the Other Documents and all Obligations thereunder.
2.
Amendments to Loan Agreement. Upon the Effective Date, the Loan Agreement is hereby amended and follows:
(a)
New Definitions. Section 1.2 of the Loan Agreement is hereby amended by adding the following new definitions thereto (in the correct alphabetical order):

“Pride Acquisition” shall mean the consummation of the transactions contemplated pursuant to the Pride Acquisition Documents.

“Pride Acquisition Agreement” shall mean the Purchase and Sale Agreement including all exhibits and schedules thereto dated as of October 19, 2022 between Pride Parent, LLC, a Delaware limited liability company, as seller, and GPM, as buyer, as in effect on the Seventh Amendment Closing Date.

“Pride Acquisition Documents” shall mean, collectively, the Pride Acquisition Agreement and all of the other agreements, documents and instruments executed and delivered in connection therewith or related thereto.

“Seventh Amendment Closing Date” shall mean December 6, 2022.

(b)
Permitted Acquisitions. The definition of “Permitted Acquisitions” in Section 1.2 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

“Permitted Acquisitions” shall mean:

(a)
the Empire Acquisition; provided, however, that no assets acquired in the Empire Acquisition shall be included in the Formula Amount until Agent has received a field examination and appraisal of such assets, in each case, in form and substance acceptable to Agent;
(b)
the Quarles Acquisition; provided, however, that no Receivables acquired in the Quarles Acquisition or generated from the Quarles Assets shall be included in the Formula Amount until Agent has received a field examination of such Receivables, in form and substance acceptable to Agent, and, to the extent required by Agent in its Permitted Discretion, implemented any changes to the eligibility criteria, Advance Rates and/or Formula Amount sublimits as a result of such field examination;
(c)
the Pride Acquisition;
(d)
any acquisition that has the closing purchase price funded solely by the MLP (except up to $2,000,000 of the purchase price plus the amount of inventory acquired, funded and to be retained by a Borrower for sale in the ordinary course of business); or
(e)
any other acquisition that meets the following conditions:
(i)
at least ten (10) Business Days prior to the date on which any such purchase or acquisition is to be consummated, the Borrowers shall deliver to Agent, on behalf of the Lenders, (i) a description of the proposed acquisition, (ii) to the extent available, a due diligence package (including other customary third party reports that are permitted to be shared), (iii) to the extent available, a quality of earnings report and (iv) such additional information regarding the target of the proposed acquisition as reasonably requested by Agent.
(ii)
such Person and its Subsidiaries shall be required to become Borrowers hereunder and under the other applicable Other Documents pursuant to one or more joinder agreements in form reasonably satisfactory to the Agent and otherwise comply with its obligations under Section 7.12 hereof within the timeframes set forth therein; provided, that this clause (ii) shall not apply with respect to Persons (or their assets) and their respective Subsidiaries that are not required to become Borrowers (or assets with respect to which the Agent does not receive a security interest) pursuant to Section 7.12 hereof; provided, further, that the total consideration paid during the term of this Agreement in respect of all Permitted Acquisitions with respect to which the acquisition target does not become a Borrower, as set forth in Section 7.12 hereof, or the purchased assets are not required to become Collateral, as set forth in Section 7.12 hereof, shall not exceed an amount equal to $5,000,000 (provided that any cash and Cash Equivalents in foreign bank accounts of Foreign Subsidiaries shall not be subject to such cap);
(iii)
immediately before and immediately after giving effect to any such purchase and any Indebtedness incurred or assumed in connection therewith on a Pro Forma Basis, no Event of Default shall have occurred and be continuing; provided that in connection with a Limited Condition Acquisition, compliance with this clause (iii) shall be required on the date of signing such Limited Condition Acquisition and shall require that no Specified Event of Default shall have occurred and be continuing immediately before and after giving effect to such Permitted Acquisition and any Indebtedness assumed or incurred in connection therewith;
(iv)
the acquisition of such Person and its Subsidiaries would not cause the Borrowers to breach the covenant contained in Section 7.9 hereof;
(v)
such acquisition is not a hostile or contested acquisition;
(vi)
either (A) at the time of and after giving effect to such acquisition, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than twenty five percent (25%) of the Maximum Revolving Advance Amount or (B) (I) at the time of and after giving effect to such acquisition, Borrowers have Undrawn Availability and Average Undrawn Availability of not less than fifteen percent (15%) of the Maximum Revolving Advance Amount and (II) the Borrowers shall have delivered to Agent a pro forma balance sheet, pro forma financial statements and a compliance certificate demonstrating that, upon giving effect to such acquisition on a Pro Forma Basis, the Fixed Charge Coverage Ratio of the Borrowers on a Consolidated Basis, would be not less than 1:10 to 1.00, measured as of the most recent Test Period; and
(vii)
no assets acquired in any such acquisition shall be included in the Formula Amount until Agent has received a field examination and appraisal of such assets, in form and substance acceptable to Agent; provided, however, that in the case of any Permitted Acquisition where the acquired convenience store assets do not exceed ten percent (10%) of the Formula Amount (before including the acquired assets in the Formula Amount), such convenience store assets may be included in the Formula Amount prior to Agent receiving a field examination or appraisal for such assets to the extent such assets otherwise satisfy the applicable eligibility criteria; provided, further, however, that the aggregate amount of all such acquired convenience store assets included in the Formula Amount prior to the completion of a field examination and appraisal of such assets shall not exceed fifteen (15%) of the Formula Amount at any time.

For the purposes of calculating Undrawn Availability under this definition, any assets being acquired in the proposed acquisition shall be included in the Formula Amount on the date of closing of such acquisition so long as Agent has received an audit or appraisal of such assets as set forth in clause (vii) above, and so long as such assets satisfy the applicable eligibility criteria.

3.
Schedules. Attached hereto as Annex A are supplemental disclosure schedules to the Loan Agreement (“Supplement to Schedules”) necessary to make the representations and warranties contained in the Loan Agreement true and correct with respect to the Pride Acquisition and Joining Borrowers as of the date first written above.
4.
Security Grant. To secure the prompt payment and performance to Agent and each Lender of the Obligations: (a) each Existing Borrower reconfirms the prior assignment, pledge and grant pursuant to Article IV of the Loan Agreement of a continuing security interest in and Lien on all of such Existing Borrower’s Collateral, whether now owned or existing or hereafter acquired or arising and wherever located and (b) each Joining Borrower hereby assigns, pledges and grants to Agent for the ratable benefit of each Lender, a continuing first priority, perfected lien and security interest in and upon the Collateral of such Joining Borrower, whether now owned or hereafter acquired or arising and wherever located, in each case, subject to the terms, provisions and limitations set forth in the Loan Agreement.
5.
Representations and Warranties. Each Borrower hereby:
(a)
reaffirms all representations and warranties made to Agent and the Lenders under the Loan Agreement and all of the other Existing Financing Agreements and confirms that all are true and correct in all respects as of the date hereof as if made on and as of the date hereof, except for representations and warranties which relate exclusively to an earlier date, which shall be true and correct in all respects as of such earlier date;
(b)
reaffirms all of the covenants contained in the Loan Agreement, covenants to abide thereby until all Advances, Obligations and other liabilities of Borrowers to Agent and the Lenders under the Loan Agreement of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;
(c)
represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Existing Financing Agreements;

(d)
represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, all agreements, instruments and documents relating to the Pride Acquisition, that such actions were duly authorized by all necessary entity action and that the officers executing this Amendment, all agreements, instruments and documents relating to the Pride Acquisition on its behalf were similarly authorized and empowered and that this Amendment, the agreements, instruments and documents relating to the Pride Acquisition do not contravene any provisions of its articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other formation documents, or of any contract or agreement to which it is a party or by which any of its properties are bound;
(e)
represents and warrants that Agent has received complete copies of the Pride Acquisition Agreement and the exhibits, schedules and disclosure schedules referred to therein or delivered pursuant thereto, if any, and all amendments thereto to the extent prepared on the Effective Date. None of such documents and agreements have been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent. Each of the representations made by each Borrower party thereto is true and correct in all material respects; and
(f)
represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith and in connection with the Pride Acquisition are valid, binding and enforceable against Borrowers, as applicable, in accordance with their respective terms except as such enforceability may be limited by equitable principles or any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.
6.
Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon satisfaction of all the following conditions precedent (the “Effective Date”) (all documents, instruments and information required to be delivered hereunder shall be in form and substance satisfactory to Agent and Agent’s counsel):
(a)
Agent shall have received this Amendment fully executed by Borrowers and Guarantors;
(b)
Agent shall have received the Supplement to Schedules;
(c)
Agent shall have received a Fourth Amended, Restated and Consolidated Revolving Credit Note (the “Amended and Restated Note”) fully executed by Borrowers;
(d)
Agent shall have received an amended and restated Intercompany Subordination Agreement;
(e)
Agent shall have received the Pride Acquisition Agreement;
(f)
Agent shall have received Uniform Commercial Code and federal tax lien searches against each Joining Borrower showing no Liens on any of the Collateral, other than Permitted Encumbrances and Liens released upon the closing of the Pride Acquisition pursuant to a payoff letter reasonably acceptable to Agent;

(g)
Agent shall have received evidence that each Joining Borrower was added as a named insured to Borrowers’ casualty, liability, property and environmental insurance policies;
(h)
Agent shall have received a good standing certificate for each Joining Borrower dated not more than 30 days prior to the date of this Amendment, issued by the Secretary of State of such Joining Borrower’s jurisdiction of formation;
(i)
Agent shall have received a secretary and incumbency certificate for each Joining Borrower identifying all authorized officers with specimen signatures, the organizational documents of such Joining Borrower, and authorizing resolutions of such Joining Borrower authorizing the execution of this Amendment, the Amended and Restated Note and the transactions contemplated herein;
(j)
Agent shall have received certified copies of each Joining Borrower’s Certificate of Formation and Limited Liability Company Agreement;
(k)
Agent shall have received the executed legal opinion of Maury Bricks, Esquire, in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the Amended and Restated Note, the Other Documents and related agreements as Agent may reasonably require and each Joining Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(l)
Since December 31, 2021, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;
(m)
Agent shall have received payment of all fees, costs, expenses and other amounts required to be paid by Borrowers; and
(n)
Agent shall have received such other documents as Agent or counsel to Agent may reasonably request.
7.
Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for their reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.
8.
Further Assurances. Borrowers hereby agree to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.
9.
Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all other of the Existing Financing Agreements are hereby reaffirmed and shall continue in full force and effect as therein written.
10.
Confirmation of Indebtedness. Borrowers confirm and acknowledge that as of the close of business on December 5, 2022, Borrowers were indebted to Agent and Lenders for the Advances under the Loan Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $0.00 due on account of

Revolving Advances and $5,800,206.00.00 on account of undrawn Letters of Credit, plus all fees, costs and expenses incurred to date in connection with the Loan Agreement and the Other Documents.
11.
Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby covenants and agrees that its Second Amended, Restated and Consolidated Guaranty and Suretyship Agreement, dated December 22, 2020 (the “Guaranty Agreement”), shall remain in full force and effect and shall continue to cover the existing and future Obligations of Borrowers to Agent and Lenders.
12.
Miscellaneous.
(a)
Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.
(b)
Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(c)
Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(d)
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania.
(e)
Counterparts. This Amendment may be executed in any number of counterparts and by facsimile or electronic transmission (which shall bind the parties hereto), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

EXISTING BORROWERS:

GPM INVESTMENTS, LLC
GPM1, LLC
GPM2, LLC
GPM3, LLC
GPM4, LLC
GPM5, LLC
GPM6, LLC
GPM8, LLC
GPM9, LLC
GPM SOUTHEAST, LLC
E CIG LICENSING, LLC

GPM MIDWEST, LLC

GPM MIDWEST 18, LLC

GPM APPLE, LLC

FLORIDA CONVENIENCE STORES, LLC

VILLAGE PANTRIES MERGER SUB, LLC

VILLAGE PANTRY SPECIALTY HOLDING, LLC

MARSH VILLAGE PANTRIES, LLC

VILLAGE PANTRY, LLC

MUNDY REALTY, LLC

VIVA PANTRY & PETRO OPERATIONS, LLC

VILLAGE VARIETY STORE OPERATIONS, LLC

NEXT DOOR GROUP, LLC

PANTRY PROPERTY, LLC

NEXT DOOR RE PROPERTY, LLC

COLONIAL PANTRY HOLDINGS, LLC

ADMIRAL REAL ESTATE I, LLC

GPM EMPIRE, LLC

GPM RE, LLC

GPM GAS MART REALTY CO, LLC

GPM TRANSPORTATION COMPANY, LLC

By: /s/ Arie Kotler_____________________ Name: Arie Kotler Title: Chief Executive Officer By: /s/ Donald P. Bassell__________________ Name: Donald P. Bassell Title: Chief Financial Officer

[Signature Page to SEVENTH Amendment AND JOINDER to THIRD AMENDED, RESTATED AND CONSOLIDATED Revolving Credit and Security Agreement]

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JOINING BORROWERS:	PRIDE CONVENIENCE HOLDINGS, LLC PRIDE MANAGEMENT, LLC PRIDE OPERATING, LLC PRIDE LOGISTICS, LLC
By: /s/ Arie Kotler________________ Name: Arie Kotler Title: Chief Executive Officer By: /s/ Donald P. Bassell________________ Name: Donald P. Bassell Title: Chief Financial Officer

[Signature Page TO SEVENTH Amendment AND JOINDER to THIRD AMENDED, RESTATED AND CONSOLIDATED Revolving Credit and Security Agreement]

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ACKNOWLEDGED BY GUARANTOR:	ARKO CONVENIENCE STORES, LLC
By: /s/ Arie Kotler___________________ Name: Arie Kotler Title: Chief Executive Officer and Manager By: /s/ Donald P. Bassell__________________ Name: Donald P. Bassell Title: Chief Financial Officer

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AGENT AND LENDER:	PNC BANK, NATIONAL ASSOCIATION By: /s/ James P. Sierakowski__________________ Name: James P. Sierakowski Title: Senior Vice President

[Signature Page to sEVENTH Amendment AND JOINDER to THIRD AMENDED, RESTATED AND CONSOLIDATED Revolving Credit and Security Agreement]

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[Signature Page to sEVENTH Amendment AND JOINDER to THIRD AMENDED, RESTATED AND CONSOLIDATED Revolving Credit and Security Agreement]

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ANNEX A

(Supplement to Schedules)

[attached]